SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) OCTOBER 16, 2001

                          TIMEBEAT.COM ENTERPRISES INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                        0-29260            86-1040643
(State or other jurisdiction of        (Commission         (IRS Employer
       incorporation)                  File Number)      Identification No.)



              P.O. BOX 9, PAYSON, ARIZONA                  85547
        (Address of principal executive offices)         (Zip Code)

       Registrant's telephone number, including area code: (928) 474-9151

    580 HORNBY STREET, SUITE 200, VANCOUVER, BRITISH COLUMBIA V6C 3B6 CANADA
          (Former name or former address, if changed since last report)












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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Effective October 16, 2001, the registrant consummated its change of domicile from the Yukon Territory to the State of Nevada. The change of domicile included a continuance from the Yukon Territory into the State of Wyoming, followed by a merger between the Wyoming corporation and a newly formed Nevada corporation. The shareholders of the registrant approved the continuance and merger on August 14, 2001, by vote of 8,586,227 in favor and 245,200 against. As a result of the continuance and merger, the registrant is now a Nevada corporation.

         The registrant believes there are several reasons for the change of domicile. Under the invest ment agreement with Swartz, the registrant may issue and sell up to an aggregate amount of US$25,000,000 of common stock from time to time during a three-year period. Although the registrant does not know the extent to which it will utilize this method of financing, the investment agreement requires that the registrant issue shares of common stock prior to receiving payment. This is not permitted by the corporate laws of the Yukon Territory, but it is permitted by the corporate laws of the State of Nevada. In addition, the registrant believes the change of domicile will improve its access to the capital markets within the United States and should enhance its ability to attract highly-skilled employees.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable.

         (b)      Pro forma financial information: Not applicable.

         (c)      Exhibits: Not applicable.

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ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE

         Not Applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TIMEBEAT.COM ENTERPRISES INC.



Date: October 19, 2001             By:   /s/ THOMAS L. CROM
     -------------------              ------------------------------------------
                                          Thomas L. Crom, Secretary






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